Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of ICO Global Communications (Holdings) Limited (the “Company”) on Form 10-Q/A for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), J. Timothy Bryan, Chief Executive Officer of the Company, and Dennis Schmitt, Senior Vice President, Finance (principal financial officer), each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ J. TIMOTHY BRYAN	/s/ DENNIS SCHMITT
J. Timothy Bryan	Dennis Schmitt
Chief Executive Officer September 7, 2006	Senior Vice President, Finance (principal financial officer) September 7, 2006